Exhibit 99.1

MFA

FINANCIAL, INC.

One Vanderbilt Ave.

New York, New York 10017

PRESS RELEASE	FOR IMMEDIATE RELEASE

May 6, 2024	NEW YORK METRO

INVESTOR CONTACT:	InvestorRelations@mfafinancial.com	NYSE: MFA
212-207-6488
www.mfafinancial.com

MEDIA CONTACT:	H/Advisors Abernathy
Tom Johnson
212-371-5999

MFA Financial, Inc. Announces First Quarter 2024 Financial Results

NEW YORK - MFA Financial, Inc. (NYSE:MFA) today provided its financial results for the first quarter ended March 31, 2024:

•	MFA generated GAAP net income for the first quarter of $15.0 million, or $0.14 per basic and diluted common share.

•	Distributable earnings, a non-GAAP financial measure, were $36.1 million, or $0.35 per common share. MFA paid a regular cash dividend of $0.35 per common share on April 30, 2024.

•	GAAP book value at March 31, 2024 was $13.80 per common share. Economic book value, a non-GAAP financial measure, was $14.32 per common share.

•	Total economic return was 0.7% for the first quarter.

•	Net interest spread averaged 2.06% and net interest margin was 2.88%.

•	MFA closed the quarter with unrestricted cash of $306.3 million.

Commenting on the quarter, Craig Knutson, MFA’s CEO and President, stated: “Although our book value was modestly impacted by higher interest rates, we are pleased to report strong distributable earnings for the opening months of 2024. We acquired or originated $652 million of residential mortgage loans during the quarter with an average coupon of approximately 10%. This includes over $400 million of new business purpose loans originated by our wholly-owned subsidiary Lima One Capital. We completed one securitization during the quarter and again benefited from our $3.2 billion interest rate swap position, which generated a net positive carry of $29 million. As a result of our disciplined risk management strategies, our net interest spread and net interest margin each remained healthy at 2.06% and 2.88%, respectively.”

Mr. Knutson continued: “During the quarter, we repurchased $40 million of our convertible senior notes due in June, reducing the outstanding balance to less than $170 million. In January, we issued $115 million of 8.875% senior unsecured notes due in February 2029. Last month, we issued an additional $75 million of 9.00% senior unsecured notes due in August 2029. We continue to maintain a substantial cash position in order to protect our balance sheet from further interest rate or credit spread volatility. We believe we are well-situated to take advantage of market opportunities that may arise.”

Q1 2024 Portfolio Activity

•	Loan acquisitions were $651.8 million, including $465.4 million of funded originations of business purpose loans (including draws on Transitional loans) and $186.4 million of Non-QM loan acquisitions, bringing MFA’s residential whole loan balance to $9.1 billion.

•	Lima One funded $301.7 million of new business purpose loans with a maximum loan amount of $429.8 million. Further, $163.7 million of draws were funded on previously originated Transitional loans. Lima One generated $7.9 million of origination, servicing, and other fee income.

•	Asset dispositions included $60.6 million UPB of Non-QM loans and $110.4 million UPB of SFR loans. Inclusive of the reversal of previously recognized unrealized losses, the Company recorded a net gain of $2.0 million.

•	MFA continued to reduce its REO portfolio, selling 73 properties in the first quarter for aggregate proceeds of $24.2 million and generating $2.0 million of gains.

•	60+ day delinquencies (measured as a percentage of UPB) for Purchased Performing Loans increased to 4.3% from 3.8% in the fourth quarter. Combined Purchased Credit Deteriorated and Purchased Non-Performing 60+ day delinquencies declined to 24.3% from 24.5% in the fourth quarter.

•	MFA completed one loan securitization during the quarter, collateralized by $192.5 million UPB of Transitional loans, bringing its securitized debt to approximately $4.8 billion.

•	MFA maintained its position in interest rate swaps at a notional amount of approximately $3.2 billion. At March 31, 2024, these swaps had a weighted average fixed pay interest rate of 1.86% and a weighted average variable receive interest rate of 5.34%.

•	MFA estimates the net effective duration of its investment portfolio at March 31, 2024 rose to 0.98 from 0.91 at December 31, 2023.

•	MFA’s Debt/Net Equity Ratio was 4.6x and recourse leverage was 1.8x at March 31, 2024.

Webcast

MFA Financial, Inc. plans to host a live audio webcast of its investor conference call on Monday, May 6, 2024, at 11:00 a.m. (Eastern Time) to discuss its first quarter 2024 financial results. The live audio webcast will be accessible to the general public over the internet at http://www.mfafinancial.com through the “Webcasts & Presentations” link on MFA’s home page. Earnings presentation materials will be posted on the MFA website prior to the conference call and an audio replay will be available on the website following the call.

About MFA Financial, Inc.

MFA Financial, Inc. (NYSE: MFA) is a leading specialty finance company that invests in residential mortgage loans, residential mortgage-backed securities and other real estate assets. Through its wholly-owned subsidiary, Lima One Capital, MFA also originates and services business purpose loans for real estate investors. MFA has distributed $4.7 billion in dividends to stockholders since its initial public offering in 1998. MFA is an internally-managed, publicly-traded real estate investment trust.

The following table presents MFA’s asset allocation as of March 31, 2024, and the first quarter 2024 yield on average interest-earning assets, average cost of funds and net interest rate spread for the various asset types.

Table 1 - Asset Allocation

At March 31, 2024	Purchased Performing Loans (1)	Purchased Credit Deteriorated Loans (2)	Purchased Non- Performing Loans	Securities, at fair value	Real Estate Owned	Other, net (3)	Total
(Dollars in Millions)
Fair Value/Carrying Value	$8,025	$412	$682	$737	$106	$607	$10,569
Financing Agreements with Non-mark-to-market Collateral Provisions	(1,102)	—	—	—	—	—	(1,102)
Financing Agreements with Mark-to-market Collateral Provisions	(1,519)	(139)	(222)	(606)	(23)	—	(2,509)
Securitized Debt	(4,300)	(228)	(257)	—	(9)	—	(4,794)
Senior Notes	—	—	—	—	—	(280)	(280)
Net Equity Allocated	$1,104	$45	$203	$131	$74	$327	$1,884
Debt/Net Equity Ratio (4)	6.3	x	8.2	x	2.4	x	4.6	x	0.4	x	4.6	x

For the Quarter Ended March 31, 2024
Yield on Average Interest Earning Assets (5)	6.50%	5.95%	8.91%	7.24%	N/A	6.58%
Less Average Cost of Funds (6)	(4.56)	(2.87)	(3.78)	(4.00)	(6.40)	(4.52)
Net Interest Rate Spread	1.94%	3.08%	5.13%	3.24%	(6.40)%	2.06%

(1)	Includes $3.8 billion of Non-QM loans, $2.5 billion of Transitional loans, $1.6 billion of Single-family rental loans, $66.0 million of Seasoned performing loans, and $54.7 million of Agency eligible investor loans. At March 31, 2024, the total fair value of these loans is estimated to be $8.0 billion.
(2)	At March 31, 2024, the total fair value of these loans is estimated to be $431.3 million.
(3)	Includes $306.3 million of cash and cash equivalents, $222.9 million of restricted cash, and $19.8 million of capital contributions made to loan origination partners, as well as other assets and other liabilities.
(4)	Total Debt/Net Equity ratio represents the sum of borrowings under our financing agreements as a multiple of net equity allocated.
(5)	Yields reported on our interest earning assets are calculated based on the interest income recorded and the average amortized cost for the quarter of the respective asset. At March 31, 2024, the amortized cost of our Securities, at fair value, was $715.4 million. In addition, the yield for residential whole loans was 6.62%, net of one basis point of servicing fee expense incurred during the quarter. For GAAP reporting purposes, such expenses are included in Loan servicing and other related operating expenses in our statement of operations.
(6)	Average cost of funds includes interest on financing agreements, Convertible Senior Notes, 8.875% Senior Notes, and securitized debt. Cost of funding also includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our interest rate swap agreements (or Swaps). While we have not elected hedge accounting treatment for Swaps and accordingly net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended March 31, 2024, this decreased the overall funding cost by 131 basis points for our overall portfolio, 132 basis points for our Residential whole loans, 134 basis points for our Purchased Performing Loans, 129 basis points for our Purchased Credit Deteriorated Loans, 102 basis points for our Purchased Non-Performing Loans and 179 basis points for our Securities, at fair value.

The following table presents the activity for our residential mortgage asset portfolio for the three months ended March 31, 2024:

Table 2 - Investment Portfolio Activity Q1 2024

(In Millions)	December 31, 2023	Runoff (1)	Acquisitions (2)	Other (3)	March 31, 2024	Change
Residential whole loans and REO	$9,151	$(414)	$652	$(164)	$9,225	$74
Securities, at fair value	746	(8)	—	(1)	737	(9)
Totals	$9,897	$(422)	$652	$(165)	$9,962	$65

(1)	Primarily includes principal repayments and sales of REO.
(2)	Includes draws on previously originated Transitional loans.
(3)	Primarily includes sales, changes in fair value and changes in the allowance for credit losses.

The following tables present information on our investments in residential whole loans:

Table 3 - Portfolio Composition/Residential Whole Loans

	Held at Carrying Value		Held at Fair Value		Total
(Dollars in Thousands)	March 31, 2024	December 31, 2023	March 31, 2024	December 31, 2023	March 31, 2024	December 31, 2023
Purchased Performing Loans:
Non-QM loans	$816,617	$843,884	$3,021,769	$2,961,693	$3,838,386	$3,805,577
Transitional loans (1)	29,098	35,467	2,465,674	2,326,029	2,494,772	2,361,496
Single-family rental loans	148,943	172,213	1,430,021	1,462,583	1,578,964	1,634,796
Seasoned performing loans	66,065	68,945	—	—	66,065	68,945
Agency eligible investor loans	—	—	54,654	55,779	54,654	55,779
Total Purchased Performing Loans	$1,060,723	$1,120,509	$6,972,118	$6,806,084	$8,032,841	$7,926,593

Purchased Credit Deteriorated Loans	$423,647	$429,726	$—	$—	$423,647	$429,726

Allowance for Credit Losses	$(19,612)	$(20,451)	$—	$—	$(19,612)	$(20,451)

Purchased Non-Performing Loans	$—	$—	$681,789	$705,424	$681,789	$705,424

Total Residential Whole Loans	$1,464,758	$1,529,784	$7,653,907	$7,511,508	$9,118,665	$9,041,292

Number of loans	6,148	6,326	19,561	19,075	25,709	25,401

(1)	As of March 31, 2024 includes $1.3 billion of loans collateralized by one-to-four family residential properties, including $506.5 million of loans collateralized by new construction projects at origination, and $1.2 billion of loans collateralized by multi-family properties. As of December 31, 2023 includes $1.2 billion of loans collateralized by one-to-four family residential properties and $1.2 billion of loans collateralized by multi-family properties.

Table 4 - Yields and Average Balances/Residential Whole Loans

	For the Three-Month Period Ended
	March 31, 2024			December 31, 2023			March 31, 2023
(Dollars in Thousands)	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield
Purchased Performing Loans:
Non-QM loans	$55,861	$4,149,257	5.39%	$51,997	$4,111,425	5.06%	$44,089	$3,803,154	4.64%
Transitional loans	53,216	2,448,951	8.69%	48,358	2,249,974	8.60%	28,227	1,473,420	7.66%
Single-family rental loans	27,102	1,746,058	6.21%	25,598	1,702,940	6.01%	21,313	1,518,741	5.61%
Seasoned performing loans	1,124	67,713	6.64%	1,191	71,207	6.69%	1,090	81,388	5.36%
Agency eligible investor loans	517	68,490	3.02%	512	69,436	2.95%	2,857	380,763	3.00%
Total Purchased Performing Loans	137,820	8,480,469	6.50%	127,656	8,204,982	6.22%	97,576	7,257,466	5.38%

Purchased Credit Deteriorated Loans	6,355	427,267	5.95%	7,051	434,650	6.49%	7,138	466,123	6.13%

Purchased Non-Performing Loans	13,490	605,573	8.91%	15,080	624,910	9.65%	14,796	699,730	8.46%

Total Residential Whole Loans	$157,665	$9,513,309	6.63%	$149,787	$9,264,542	6.47%	$119,510	$8,423,319	5.68%

Table 5 - Net Interest Spread/Residential Whole Loans

	For the Three-Month Period Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Purchased Performing Loans
Net Yield (1)	6.50%	6.22%	5.38%
Cost of Funding (2)	4.56%	4.43%	3.95%
Net Interest Spread	1.94%	1.79%	1.43%

Purchased Credit Deteriorated Loans
Net Yield (1)	5.95%	6.49%	6.13%
Cost of Funding (2)	2.87%	2.68%	2.23%
Net Interest Spread	3.08%	3.81%	3.90%

Purchased Non-Performing Loans
Net Yield (1)	8.91%	9.65%	8.46%
Cost of Funding (2)	3.78%	3.63%	3.53%
Net Interest Spread	5.13%	6.02%	4.93%

Total Residential Whole Loans
Net Yield (1)	6.63%	6.47%	5.68%
Cost of Funding (2)	4.43%	4.29%	3.82%
Net Interest Spread	2.20%	2.18%	1.86%

(1)	Reflects annualized interest income on Residential whole loans divided by average amortized cost of Residential whole loans. Excludes servicing costs.
(2)	Reflects annualized interest expense divided by average balance of agreements with mark-to-market collateral provisions (repurchase agreements), agreements with non-mark-to-market collateral provisions, and securitized debt. Cost of funding shown in the table above includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our Swaps. While we have not elected hedge accounting treatment for Swaps, and, accordingly, net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended March 31, 2024, this decreased the overall funding cost by 132 basis points for our Residential whole loans, 134 basis points for our Purchased Performing Loans, 129 basis points for our Purchased Credit Deteriorated Loans, and 102 basis points for our Purchased Non-Performing Loans. For the quarter ended December 31, 2023, this decreased the overall funding cost by 140 basis points for our Residential whole loans, 142 basis points for our Purchased Performing Loans, 143 basis points for our Purchased Credit Deteriorated Loans, and 102 basis points for our Purchased Non-Performing Loans. For the quarter ended March 31, 2023, this decreased the overall funding cost by 127 basis points for our Residential whole loans, 129 basis points for our Purchased Performing Loans, 171 basis points for our Purchased Credit Deteriorated Loans, and 77 basis points for our Purchased Non-Performing Loans.

Table 6 - Credit-related Metrics/Residential Whole Loans

March 31, 2024

	Fair Value /	Unpaid Principal	Weighted	Weighted Average Term to	Weighted Average	Weighted Average	Aging by UPB
	Carrying	Balance	Average	Maturity	LTV	Original		Past Due Days			60+	60+
(Dollars In Thousands)	Value	(“UPB”)	Coupon (2)	(Months)	Ratio (3)	FICO (4)	Current	30-59	60-89	90+	DQ %	LTV (3)
Purchased Performing Loans:
Non-QM loans	$3,836,705	$4,059,991	6.02%	342	65%	734	$3,814,533	$115,484	$41,428	$88,546	3.2%	65.2%
Transitional loans (1)	2,493,073	2,502,067	9.45	9	64	747	2,306,508	44,621	18,459	132,479	6.0	65.9
Single-family rental loans	1,574,322	1,665,788	6.52	331	69	738	1,571,772	17,395	6,452	70,169	4.6	111.0
Seasoned performing loans	66,045	72,658	4.77	140	28	725	70,016	1,271	43	1,328	1.9	24.6
Agency eligible investor loans	54,654	66,297	3.44	329	66	757	65,064	523	223	487	1.1	71.7
Total Purchased Performing Loans	$8,024,799	$8,366,801	7.11%	238							4.3%

Purchased Credit Deteriorated Loans	$412,077	$499,761	4.85%	265	58%	N/A	$373,341	$46,972	$16,784	$62,664	15.9%	64.3%

Purchased Non-Performing Loans	$681,789	$753,035	5.24%	268	60%	N/A	$437,507	$90,223	$31,434	$193,871	29.9%	69.6%

Residential whole loans, total or weighted average	$9,118,665	$9,619,597	6.21%	227							6.9%

(1)	As of March 31, 2024 Transitional loans includes $1.2 billion of loans collateralized by multi-family properties with a weighted average term to maturity of 12 months and a weighted average LTV ratio of 63%.
(2)	Weighted average is calculated based on the interest bearing principal balance of each loan within the related category. For loans acquired with servicing rights released by the seller, interest rates included in the calculation do not reflect loan servicing fees. For loans acquired with servicing rights retained by the seller, interest rates included in the calculation are net of servicing fees.
(3)	LTV represents the ratio of the total unpaid principal balance of the loan to the estimated value of the collateral securing the related loan as of the most recent date available, which may be the origination date. For Transitional loans, the LTV presented is the ratio of the maximum unpaid principal balance of the loan, including unfunded commitments, to the estimated “after repaired” value of the collateral securing the related loan, where available. For certain Transitional loans, totaling $608.9 million at March 31, 2024, an after repaired valuation was not obtained and the loan was underwritten based on an “as is” valuation. The weighted average LTV of these loans based on the current unpaid principal balance and the valuation obtained during underwriting, is 67% at March 31, 2024. Excluded from the calculation of weighted average LTV are certain low value loans secured by vacant lots, for which the LTV ratio is not meaningful. 60+ LTV has been calculated on a consistent basis.
(4)	Excludes loans for which no Fair Isaac Corporation (“FICO”) score is available.

Table 7 - Shock Table

The information presented in the following “Shock Table” projects the potential impact of sudden parallel changes in interest rates on the value of our portfolio, including the impact of Swaps and securitized debt, based on the assets in our investment portfolio at March 31, 2024. Changes in portfolio value are measured as the percentage change when comparing the projected portfolio value to the base interest rate scenario at March 31, 2024.

Change in Interest Rates	Percentage Change in Portfolio Value	Percentage Change in Total Stockholders’ Equity
+100 Basis Point Increase	(1.22)%	(6.96)%
+ 50 Basis Point Increase	(0.55)%	(3.15)%
Actual at March 31, 2024	—%	—%
- 50 Basis Point Decrease	0.43%	2.47%
-100 Basis Point Decrease	0.75%	4.28%

MFA FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share Amounts)	March 31, 2024	December 31, 2023
	(unaudited)
Assets:
Residential whole loans, net ($7,653,907 and $7,511,508 held at fair value, respectively) (1)	$9,118,665	$9,041,292
Securities, at fair value	736,950	746,090
Cash and cash equivalents	306,266	318,000
Restricted cash	222,905	170,211
Other assets	489,344	497,097
Total Assets	$10,874,130	$10,772,690

Liabilities:
Financing agreements ($4,641,438 and $4,633,660 held at fair value, respectively)	$8,685,916	$8,536,745
Other liabilities	304,027	336,030
Total Liabilities	$8,989,943	$8,872,775

Stockholders’ Equity:
Preferred stock, $0.01 par value; 7.5% Series B cumulative redeemable; 8,050 shares authorized; 8,000 shares issued and outstanding ($200,000 aggregate liquidation preference)	$80	$80
Preferred stock, $0.01 par value; 6.5% Series C fixed-to-floating rate cumulative redeemable; 12,650 shares authorized; 11,000 shares issued and outstanding ($275,000 aggregate liquidation preference)	110	110
Common stock, $0.01 par value; 874,300 and 874,300 shares authorized; 102,082 and 101,916 shares issued and outstanding, respectively	1,021	1,019
Additional paid-in capital, in excess of par	3,703,242	3,698,767
Accumulated deficit	(1,839,792)	(1,817,759)
Accumulated other comprehensive income	19,526	17,698
Total Stockholders’ Equity	$1,884,187	$1,899,915
Total Liabilities and Stockholders’ Equity	$10,874,130	$10,772,690

(1)	Includes approximately $5.7 billion and $5.7 billion of Residential whole loans transferred to consolidated variable interest entities (“VIEs”) at March 31, 2024 and December 31, 2023, respectively. Such assets can be used only to settle the obligations of each respective VIE.

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(In Thousands, Except Per Share Amounts)	2024	2023
	(Unaudited)	(Unaudited)
Interest Income:
Residential whole loans	$157,665	$119,510
Securities, at fair value	12,992	7,308
Other interest-earning assets	1,163	2,351
Cash and cash equivalent investments	5,011	3,036
Interest Income	$176,831	$132,205

Interest Expense:
Asset-backed and other collateralized financing arrangements	$123,442	$88,880
Other interest expense	5,575	3,956
Interest Expense	$129,017	$92,836

Net Interest Income	$47,814	$39,369

Reversal/(Provision) for Credit Losses on Residential Whole Loans	$460	$13
Reversal/(Provision) for Credit Losses on Other Assets	(1,109)	—
Net Interest Income after Reversal/(Provision) for Credit Losses	$47,165	$39,382

Other Income/(Loss), net:
Net gain/(loss) on residential whole loans measured at fair value through earnings	$(11,513)	$129,174
Impairment and other net gain/(loss) on securities and other portfolio investments	(4,776)	2,931
Net gain/(loss) on real estate owned	991	3,942
Net gain/(loss) on derivatives used for risk management purposes	49,941	(21,208)
Net gain/(loss) on securitized debt measured at fair value through earnings	(22,462)	(51,725)
Lima One - origination, servicing and other fee income	7,928	8,976
Net realized gain/(loss) on residential whole loans held at carrying value	418	—
Other, net	1,875	3,014
Other Income/(Loss), net	$22,402	$75,104

Operating and Other Expense:
Compensation and benefits	$25,468	$20,630
Other general and administrative expense	13,044	10,233
Loan servicing, financing and other related costs	7,042	9,539
Amortization of intangible assets	800	1,300
Operating and Other Expense	$46,354	$41,702

Net Income/(Loss)	$23,213	$72,784
Less Preferred Stock Dividend Requirement	$8,219	$8,219
Net Income/(Loss) Available to Common Stock and Participating Securities	$14,994	$64,565

Basic Earnings/(Loss) per Common Share	$0.14	$0.63
Diluted Earnings/(Loss) per Common Share	$0.14	$0.62

Segment Reporting

At March 31, 2024, the Company’s reportable segments include (i) mortgage-related assets and (ii) Lima One. The Corporate column in the table below primarily consists of corporate cash and related interest income, investments in loan originators and related economics, general and administrative expenses not directly attributable to Lima One, interest expense on unsecured convertible senior notes, securitization issuance costs, and preferred stock dividends.

The following tables summarize segment financial information, which in total reconciles to the same data for the Company as a whole:

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended March 31, 2024
Interest Income	$95,400	$78,089	$3,342	$176,831
Interest Expense	69,259	54,183	5,575	129,017
Net Interest Income/(Expense)	$26,141	$23,906	$(2,233)	$47,814
Reversal/(Provision) for Credit Losses on Residential Whole Loans	460	—	—	460
Reversal/(Provision) for Credit Losses on Other Assets	(1,109)	—	—	(1,109)
Net Interest Income/(Expense) after Reversal/(Provision) for Credit Losses	$25,492	$23,906	$(2,233)	$47,165

Net gain/(loss) on residential whole loans measured at fair value through earnings	$(8,699)	$(2,814)	$—	$(11,513)
Impairment and other net gain/(loss) on securities and other portfolio investments	(4,776)	—	—	(4,776)
Net gain on real estate owned	1,256	(265)	—	991
Net gain/(loss) on derivatives used for risk management purposes	36,158	13,783	—	49,941
Net gain/(loss) on securitized debt measured at fair value through earnings	(11,576)	(10,886)	—	(22,462)
Lima One - origination, servicing and other fee income	—	7,928	—	7,928
Net realized gain/(loss) on residential whole loans held at carrying value	418	—	—	418
Other, net	959	504	412	1,875
Other Income/(Loss), net	$13,740	$8,250	$412	$22,402

Compensation and benefits	$—	$12,124	$13,344	$25,468
Other general and administrative expense	6	5,637	7,401	13,044
Loan servicing, financing and other related costs	5,270	519	1,253	7,042
Amortization of intangible assets	—	800	—	800
Net Income/(Loss)	$33,956	$13,076	$(23,819)	$23,213

Less Preferred Stock Dividend Requirement	$—	$—	$8,219	$8,219
Net Income/(Loss) Available to Common Stock and Participating Securities	$33,956	$13,076	$(32,038)	$14,994

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
March 31, 2024
Total Assets	$6,319,998	$4,196,761	$357,371	$10,874,130

December 31, 2023
Total Assets	$6,370,237	$4,000,932	$401,521	$10,772,690

Reconciliation of GAAP Net Income to non-GAAP Distributable Earnings

“Distributable earnings” is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. The transaction costs are primarily comprised of costs only incurred at the time of execution of our securitizations and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of our securitizations and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from distributable earnings. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are not reflective of the longer term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

Distributable earnings should be used in conjunction with results presented in accordance with GAAP. Distributable earnings does not represent and should not be considered as a substitute for net income or cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP net income/(loss) used in the calculation of basic EPS to our non-GAAP Distributable earnings for the quarterly periods below:

	Quarter Ended
(In Thousands, Except Per Share Amounts)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
GAAP Net income/(loss) used in the calculation of basic EPS	$14,827	$81,527	$(64,657)	$(34,146)	$64,565
Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	11,513	(224,272)	132,894	130,703	(129,174)
Securities held at fair value	4,776	(21,371)	13,439	3,698	(2,931)
Residential whole loans and securities at carrying value	(418)	332	—	—	—
Interest rate swaps	(23,182)	97,400	(9,433)	(37,018)	40,747
Securitized debt held at fair value	20,169	108,693	(40,229)	(30,908)	48,846
Investments in loan origination partners	—	254	722	872	—
Expense items:
Amortization of intangible assets	800	800	800	1,300	1,300
Equity based compensation	6,243	3,635	4,447	3,932	3,020
Securitization-related transaction costs	1,340	2,702	3,217	2,071	4,602
Total adjustments	21,241	(31,827)	105,857	74,650	(33,590)
Distributable earnings	$36,068	$49,700	$41,200	$40,504	$30,975

GAAP earnings/(loss) per basic common share	$0.14	$0.80	$(0.64)	$(0.34)	$0.63
Distributable earnings per basic common share	$0.35	$0.49	$0.40	$0.40	$0.30
Weighted average common shares for basic earnings per share	103,173	102,266	102,255	102,186	102,155

The following table presents our non-GAAP Distributable earnings by segment for the quarterly periods below:

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended March 31, 2024
GAAP Net income/(loss) used in the calculation of basic EPS	$33,956	$13,062	$(32,191)	$14,827
Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	8,699	2,814	—	11,513
Securities held at fair value	4,776	—	—	4,776
Residential whole loans and securities at carrying value	(418)	—	—	(418)
Interest rate swaps	(17,068)	(6,114)	—	(23,182)
Securitized debt held at fair value	9,591	10,578	—	20,169
Investments in loan origination partners	—	—	—	—
Expense items:
Amortization of intangible assets	—	800	—	800
Equity based compensation	—	261	5,982	6,243
Securitization-related transaction costs	197	—	1,143	1,340
Total adjustments	$5,777	$8,339	$7,125	$21,241
Distributable earnings	$39,733	$21,401	$(25,066)	$36,068

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three Months Ended December 31, 2023
GAAP Net income/(loss) used in the calculation of basic EPS	$93,071	$14,111	$(25,655)	$81,527
Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	(170,935)	(53,337)	—	(224,272)
Securities held at fair value	(21,371)	—	—	(21,371)
Residential whole loans and securities at carrying value	332	—	—	332
Interest rate swaps	72,741	24,659	—	97,400
Securitized debt held at fair value	73,779	34,914	—	108,693
Investments in loan origination partners	—	—	254	254
Expense items:
Amortization of intangible assets	—	800	—	800
Equity based compensation	—	132	3,503	3,635
Securitization-related transaction costs	145	—	2,557	2,702
Total adjustments	$(45,309)	$7,168	$6,314	$(31,827)
Distributable earnings	$47,762	$21,279	$(19,341)	$49,700

Reconciliation of GAAP Book Value per Common Share to non-GAAP Economic Book Value per Common Share

“Economic book value” is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders’ equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our investment activities, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP book value per common share to our non-GAAP Economic book value per common share as of the quarterly periods below:

	Quarter Ended:
(In Millions, Except Per Share Amounts)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
GAAP Total Stockholders’ Equity	$1,884.2	$1,899.9	$1,848.5	$1,944.8	$2,018.6
Preferred Stock, liquidation preference	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)
GAAP Stockholders’ Equity for book value per common share Adjustments:	1,409.2	1,424.9	1,373.5	1,469.8	1,543.6
Fair value adjustment to Residential whole loans, at carrying value	(35.4)	(35.6)	(85.3)	(58.3)	(33.9)
Fair value adjustment to Securitized debt, at carrying value	88.4	95.6	122.5	129.8	122.4

Stockholders’ Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value)	$1,462.2	$1,484.9	$1,410.7	$1,541.3	$1,632.1

GAAP book value per common share	$13.80	$13.98	$13.48	$14.42	$15.15
Economic book value per common share	$14.32	$14.57	$13.84	$15.12	$16.02
Number of shares of common stock outstanding	102.1	101.9	101.9	101.9	101.9

Cautionary Note Regarding Forward-Looking Statements

When used in this press release or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives. Among the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements that we make are: general economic developments and trends and the performance of the housing, real estate, mortgage finance, broader financial markets; inflation, increases in interest rates and changes in the market (i.e., fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets, as well as changes in the value of MFA’s liabilities accounted for at fair value through earnings; the effectiveness of hedging transactions; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans in MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals or whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market; targeted or expected returns on our investments in recently-originated mortgage loans, the performance of which is, similar to our other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing costs associated with such investments; risks associated with the ongoing operation of Lima One Holdings, LLC (including, without limitation, unanticipated expenditures relating to or liabilities arising from its operation (including, among other things, a failure to realize management’s assumptions regarding expected growth in business purpose loan (BPL) origination volumes and credit risks underlying BPLs, including changes in the default rates and management’s assumptions regarding default rates on the BPLs originated by Lima One)); expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in MSR-related assets, including servicing, regulatory and economic risks; risks associated with our investments in loan originators; risks associated with investing in real estate assets generally, including changes in business conditions and the general economy; and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. Readers and listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.